UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

RLJ ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-35675	45-4950432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland
 (Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (301) 608-2115

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of RLJ Entertainment, Inc. (the “Company”) was held on August 1, 2013.  At the annual meeting, the holders of 9,849,941 shares of common stock, which represents approximately 73.3% of the outstanding shares entitled to vote as of the record date of June 13, 2013, were represented in person or by proxy.  The proposals are described in more detail in the Company’s definitive proxy statement dated June 19, 2013 and filed with the Securities and Exchange Commission on June 14, 2013.  The final voting results for proposals 1 2, and 3, which were voted on by the stockholders at the annual meeting, are set forth below.

The Company’s stockholders elected Lisa Wardell as a director to serve until the Company’s 2014 Annual Meeting of Stockholders and until her successor is elected and qualifies. Ms. Wardell received the following votes:

For	Withheld
9,836,708	13,233

The Company’s stockholders elected Andor (Andy) M. Laszlo as a director to serve until the Company’s 2014 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Laszlo received the following votes:

For	Withheld
9,137,368	712,573

The Company’s stockholders elected Miguel Penella as a director to serve until the Company’s 2015 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Penella received the following votes:

For	Withheld
9,836,687	13,254

The Company’s stockholders elected H. Van Sinclair as a director to serve until the Company’s 2015 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Sinclair received the following votes:

For	Withheld
9,836,472	13,469

The Company’s stockholders elected Morris Goldfarb as a director to serve until the Company’s 2015 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Goldfarb received the following votes:

For	Withheld
9,836,687	13,254

The Company’s stockholders elected Robert L. Johnson as a director to serve until the Company’s 2016 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Johnson received the following votes:

For	Withheld
9,836,668	13,273

The Company’s stockholders elected Peter Edwards as a director to serve until the Company’s 2016 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Edwards received the following votes:

For	Withheld
9,844,826	5,115

The Company’s stockholders elected Tyrone Brown as a director to serve until the Company’s 2016 Annual Meeting of Stockholders and until his successor is elected and qualifies. Mr. Brown received the following votes:

For	Withheld
9,844,964	4,977

The Company’s stockholders approved, by nonbinding advisory vote, the compensation paid to the Company’s named executive officers. This proposal received the following votes:

For	Against	Abstain
8,683,749	713,629	452,563

The Company’s stockholders voted to recommend, by nonbinding advisory vote, the frequency with which the Company will hold future nonbinding advisory votes on the compensation paid to the Company’s named executive officers. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain
9,045,913	300,708	63,949	439,371

On August 1, 2013, the Company’s Board of Directors determined that, consistent with the Board of Directors’ recommendation for the 2013 Annual Meeting, the Company will hold future Say on Pay Votes on an annual basis until the next required Frequency Vote is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Dated: August 7, 2013	By:	/s/ Miguel Penella
	Name:	Miguel Penella
	Title:	Chief Executive Officer